James Kehoe Chief Financial Officer Consolidated Financial Results FY2016 Q3 February 1, 2017 Exhibit (a)(1)(s)

Important Notice 3 Cautionary Statement Regarding Forward-Looking Statements This presentation contains forward-looking information related to Takeda, ARIAD and the proposed acquisition of ARIAD by Takeda that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Forward-looking statements in this document include, among other things, statements about the potential benefits of the proposed acquisition, anticipated earnings accretion and growth rates, Takeda’s and ARIAD’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of Takeda and ARIAD, ARIAD’s products, ARIAD’s pipeline assets, and the anticipated timing of closing of the acquisition. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to how many of ARIAD’s stockholders will tender their shares in the tender offer and the possibility that the acquisition does not close; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Takeda’s common stock and on Takeda’s operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; the uncertainties inherent in research and development, including the ability to sustain and increase the rate of growth in revenues for ARIAD’s products despite increasing competitive, reimbursement and economic challenges; whether and when any drug applications may be filed in any jurisdictions for any indications or any additional indications for ARIAD’s products or for ARIAD’s pipeline assets; whether and when the FDA or any other applicable regulatory authorities may approve any such applications, which will depend on its assessment of the benefit-risk profile suggested by the totality of the efficacy and safety information submitted; decisions by the FDA or other regulatory authorities regarding labeling and other matters that could affect the availability or commercial potential of ARIAD’s products and ARIAD’s pipeline assets; and competitive developments. Other factors that may cause actual results to differ materially include those set forth in the Tender Offer Statement on Schedule TO and other tender offer documents filed by Takeda and Kiku Merger Co., Inc. Many of these factors are beyond Takeda’s control. Unless otherwise required by applicable law, Takeda disclaims any intention or obligation to update forward-looking statements contained in this document as the result of new information or future events or developments.

Important Notice 4 Additional Information This presentation is provided for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any securities. The tender offer referred to in this presentation is being made pursuant to a Tender Offer Statement on Schedule TO (containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer) filed by Takeda Pharmaceutical Company Limited (“Takeda”) and Kiku Merger Co., Inc. with the Securities and Exchange Commission (the “SEC”) on January 19, 2017, as amended from time to time. ARIAD Pharmaceuticals, Inc. (“ARIAD”) has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer on January 19, 2017, as amended from time to time. Investors and shareholders should read those filings carefully as they contain important information about the tender offer. Those documents may be obtained without charge at the SEC’s website at www.sec.gov. The offer to purchase and related materials may also be obtained for free by contacting the information agent for the tender offer.

13 Management Guidance Strong YTD profitable growth allows us to increase full year profit guidance Reported Forecast Revenue increased from 1,670 Bn yen to 1,700 Bn yen Core Earnings increase offsets the impact of ARIAD acquisition and other one-off expenses ARIAD acquisition impact Accretive to Core Earnings by FY2018 FY2016 operating profit is negatively impacted (9-10 Bn yen) Amortization estimated at 20-21 Bn yen in FY2017 Net Profit increased by approximately 2%, also reflecting a lower tax rate Strongly committed to shareholder returns with dividend as a key component Strong YTD performance underpins an improved full year outlook

1 Core Earnings up 16-17 Bn yen and offsets accelerated R&D transformation costs and potential ARIAD impact Total estimated costs related to the R&D transformation program are unchanged at 75 Bn yen; we now estimate 47 Bn yen in FY2016 and 28 Bn yen in FY2017. Amortization and impairment forecast (net of contingent considerations) increased 8 Bn yen to 138 Bn yen. Teva JV financial impact in FY2016 unchanged: Revenue approx. 10 Bn yen, One-time gain on LLP transfer 102.9 Bn yen, Equity income and other income approx. 10 Bn yen, Total profit before tax approx. 120 Bn yen (excluding one-time gain, approx. 20 Bn yen). Full Year Reported Forecast (Bn yen) Core Earnings R&D transformation ARIAD impact Operating profit +16-17 -7 -9-10 ― Bn yen